Exhibit 5.1
2200 Ross Avenue, Suite 2800 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

March 12, 2019

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, TX 75034

Ladies and Gentlemen:

We have acted as counsel to Comstock Resources, Inc., a Nevada corporation (the “Company”), and its subsidiary guarantor co-registrants (the “Subsidiary Guarantors”, and together with the Company, the “Registrants”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by the Registrants with the Securities and Exchange Commission  under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to offer to exchange (the “Exchange Offer”) up to $850,000,000 aggregate principal amount of the Company’s 9.75% Senior Notes due 2026, which have been registered under the Securities Act (the “Exchange Notes”), for up to $850,000,000 aggregate principal amount of the Company’s outstanding 9.75% Senior Notes due 2026, which have not been so registered (the “Original Notes”).

The Original Notes were, and the Exchange Notes will be, issued and sold by the Company and guaranteed (the “Guarantees”) by the Subsidiary Guarantors pursuant to an indenture dated August 3, 2018, between the Comstock Escrow Corporation, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, as modified by the First Supplemental Indenture thereto dated August 14, 2018, pursuant to which the Company and the Subsidiary Guarantors assumed the obligations under the indenture (as amended and supplemented, the “Indenture”).  The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with rendering the opinions set forth below, we have assumed that (a) all signatures contained in all documents examined by us are genuine, (b) all information contained in all documents reviewed by

Comstock Resources, Inc.

March 12, 2019

us is true and correct, (c) the legal capacity of natural persons, (d) all documents submitted to us as copies conform to the originals of those documents, (e) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and (f) the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

In addition, we have relied upon the opinion of Woodburn and Wedge with respect to certain matters relating to the due organization and valid existence of the Registrants and the power and authority of the Registrants to execute, deliver and perform the Indenture and the Exchange Notes and the related Guarantees.

Our opinions set forth below are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

When the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture against receipt of the Original Notes surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

The Guarantees, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We do not express any opinion herein with respect to the law of any jurisdiction other than the State of New York, applicable federal law, and, based solely on the opinion of Woodburn and Wedge filed concurrently with our opinion as part of the Registration Statement, the General Corporation Law,

Comstock Resources, Inc.

March 12, 2019

Limited Partnership Act and Limited Liability Company Act, in each case of the State of Nevada.  We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus filed as a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Respectfully submitted,

/s/ Locke Lord LLP

Locke Lord LLP